                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                    Form 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



 Date of Report (Date of earliest event reported)      March 16, 1995



                           INOTEK TECHNOLOGIES CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




        Delaware                     0-16101                  75-1986151
- - ----------------------------       ------------           -------------------
(State or other jurisdiction       (Commission             (I.R.S. Employer
  of incorporation)                File Number)            Identification No.)



                     11212 Indian Trail, Dallas, Texas 75229
                    ----------------------------------------
                    (Address of principal executive offices)



     Registrant's telephone number, including area code:    (214) 243-7000

Item 2.  Acquisition or Disposition of Assets

        On March 16, 1995, Inotek Technologies Corp. completed the sale of the inventory and equipment of its Entronics Division to Fidelity Money Order Company, a division of GSC Enterprises, Inc. Entronics designs, manufactures and markets a line of automatic money order dispensers for use in retail stores and other outlets that sell money orders to customers. Inotek received cash proceeds of approximately $958,000 from the sale and the Company and two of its officers agreed not to compete against the buyer for a period of five years from the date of the sale. Proceeds from the sale were used to reduce the Company's borrowings under its revolving credit agreement.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 Inotek Technologies Corp.


Dated:    April 6, 1995                          By:  /s/ R. Lee Simpson
                                                      R. Lee Simpson
                                                      Chief Financial Officer